Exhibit 99.1

Edge Therapeutics Announces Closing of $20 Million Debt Facility with
Hercules Capital, Inc.

BERKELEY HEIGHTS, N.J., August 2, 2016 — Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company developing novel hospital-based therapies in the management of acute, life-threatening conditions, today announced the closing of a $20 million dual-tranche term loan with Hercules Capital, Inc. (NYSE: HTGC). The term loan will be used to refinance existing debt and for general corporate purposes.

An initial $15 million was drawn down at closing, with an additional $5 million available, at Edge’s option, through June 15, 2017. The term loan will mature on February 3, 2020.

“We are pleased to announce this new loan facility, which increases our cash position at an attractive cost of capital, enabling us to continue investing in our pipeline and executing our corporate growth strategy,” said Andrew Einhorn, Chief Financial Officer of Edge. “Importantly, we believe that this credit facility will strengthen our financial position at the anticipated completion of the pivotal, Phase 3 NEWTON 2 study of our lead therapy EG-1962 for the treatment of aneurysmal subarachnoid hemorrhage.”

"Hercules is pleased to extend and expand our financing partnership with Edge at this important stage to allow them to continue to advance their pipeline and achieve their growth objectives," said Scott Bluestein, Chief Investment Officer at Hercules Capital. “This further investment in Edge exemplifies our steadfast principle of being there to support our portfolio companies through multiple stages of development.”

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms in the management of acute, life-threatening neurological conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, or aSAH, which is bleeding around the brain due to a ruptured brain aneurysm.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) ("Hercules") is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.0 billion to over 350 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Forward-Looking Statements

This press release and any statements of representatives of Edge related thereto that are not historical in nature (including but not limited to upcoming milestones) contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the uses for the term loan funds, the credit facility strengthening Edge’s financial position at the anticipated completion of the pivotal, Phase 3 NEWTON 2 study and the timing of the commencement of the Phase 3 Newton 2 study, and may include, without limitation, statements with respect to Edge's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions, including statements with respect to the impact of the loan facility on Edge. These statements are based upon the current beliefs and expectations of Edge's management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge's control) as described under the heading "Risk Factors" in Edge's filings with the United States Securities and Exchange Commission.

Media Contact:
Laura Bagby
6 Degrees
Tel: 312-448-8098
Email: lbagby@6degreespr.com

Investor Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208 EDGE (3343)
Email: ggin@edgetherapeutics.com